Exhibit 10.7


                               SECURITY AGREEMENT


          THIS AGREEMENT is dated as of November 4, 1999, and is entered into by and between SQL Acquisition LLC, a Delaware limited liability company with a principal place of business 2390 East Camelback Road, Suite 210, Phoenix, Arizona 85016 (the "Debtor") and ASA International Ltd., a Delaware corporation with a principal place of business at 10 Speen Street, Framingham, Massachusetts 01701 (the "Secured Party").

          NOW THEREFORE, in consideration of the provisions herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.       CREATION OF SECURITY INTEREST

          The Debtor hereby grants to the Secured Party a security interest in the collateral described in Section 2 below to secure the payment of the Debtor's Obligations to the Secured Party described in Section 3 below.

2.       COLLATERAL

          The property which is subject to the security interest created by this Agreement consists of the following (hereinafter referred to as the "Collateral"):

          All right, title and interest of Debtor in and to (a) the software previously designed, developed, maintained, implemented, supported, licensed or sold by Design Data Systems Corporation ("DDS") commonly referred to as "SQL*TIME" ("SQL*TIME"), including all released and unreleased source code and object code versions thereof and all related documentation and development notes (the "Software"), and (b) all other intellectual property of DDS specifically related to the Software, including databases, market information, research and development, patents, patent applications, copyrights, copyright registration applications, trademarks and service marks and related applications, trade names, trade secrets, proprietary information, technology rights and licenses, proprietary rights and processes, know-how, research and development in progress, and any and all other intellectual property including, without limitation, all things authored, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice by DDS, or that are relevant to an understanding or to the development of the Software or to the performance by the Software of its intended functions or purposes, whether tangible or intangible, in any stage of development, including without limitation enhancements, designs, technology, improvements, inventions, works of authorship, formulas, processes, routines, subroutines, techniques, concepts, object code, flow charts, diagrams, coding sheets, source code, listings and annotations, programmers' notes, information, work papers, work product and other materials of any types whatsoever, and all rights of any kind in or to any of the foregoing (collectively, with the Software, "Intellectual Property", and being the same Intellectual Property acquired by SQLALLC from DDS on this date).

          The Debtor shall permit the Secured Party and/or its agents and representatives to inspect the Collateral upon request during the Debtor's normal business hours and upon reasonable notice to the Debtor.

3.        DEBTOR'S OBLIGATIONS

          This Agreement secures the payment of all amounts and performance of all obligations of the Debtor (the "Obligations") as provided in (i) the License granted pursuant that certain License Agreement of even date herewith between the Debtor and the Secured Party (the "License Agreement"); and (ii) that certain Promissory Note in the principal amount of $4,300,000 from the Debtor to the Secured Party, dated the date hereof (the "Note").

4.        COVENANTS OF DEBTOR

          (a) The places where all records relating to the Collateral are presently kept, and the Debtor's only places of business, are listed on Schedule A hereto. The Debtor shall notify Secured Party not less than five (5) days before any change is intended to be made in the foregoing addresses.

          (b) The Debtor shall at all reasonable times and from time to time upon due notice allow the Secured Party, by or through any of its officers, agents, attorneys or accountants, to examine or inspect the Collateral wherever located and to examine, inspect and make extracts from the Debtor's books and records. The Debtor shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Secured Party may reasonably require, to vest more completely in and assure to Secured Party its rights hereunder and in or to the Collateral.

          (c) The Debtor shall not sell, encumber, grant a security interest in or dispose of or permit the sale, encumbrance or disposal of any Collateral without the Secured Party's prior written consent.

          (d) The Debtor shall perform any and all steps reasonably requested by the Secured Party to perfect the Secured Party's security interest in the Collateral, such as executing and filing financing or continuation statements in form and substance satisfactory to the Secured Party, executing collateral assignments of patents and trademarks (including filings at the United States Patent and Trademark Office), and making notations of such security interest on certificates of title. The Debtor hereby nominates and appoints the Secured Party as attorney-in-fact to do all acts and things which the Secured Party may deem reasonably necessary or advisable to perfect and continue perfected the security interests created by this Agreement.

          (e) The Debtor hereby covenants that (a) the Debtor will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by the Debtor;
(b) the Debtor will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and an estimate of the amount of such loss or diminution; and (c) the Debtor will not use the Collateral in violation of any statute or ordinance and will keep the Collateral free from any adverse lien, security interest or encumbrance, except as permitted herein, in good condition and will not waste or destroy the same.

5.        DEFAULT

          (a) Upon the occurrence of (i) the failure by the Debtor to observe any provision or perform any other obligation set forth in this Agreement or the License Agreement; or (ii) default by Debtor of its obligations in the Note; the Debtor shall be in default hereunder, and the Secured Party shall be entitled to any and all remedies available under the Uniform Commercial Code in force in the Commonwealth of Massachusetts on the date of this Agreement, including, but not limited to, the repossession, sale or other disposition of all or any portion of the Collateral. Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Secured Party reasonably deems advisable, having due regard to compliance with any statute or regulation which might affect, limit or apply to the Secured Party's disposition of the Collateral. The Secured Party may conduct any such sale or other disposition of the Collateral upon the Debtor's premises. The Secured Party shall give the Debtor at least the minimum notice required by law of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Secured Party may purchase the Collateral, or any portion of it, at any such sale.

          (b) Notwithstanding anything to the contrary in this Security Agreement, this is a non-recourse obligation with respect to Pacific. Payee's sole source for repayment or performance of the obligations contained in the Note and this Security Agreement is Borrower and the Collateral. Neither Pacific nor its directors, officers or assigns shall have personal liability for the repayment of any amounts evidenced by the Note or secured by this Security Agreement or for the performance or observance of any covenant, indemnification, or condition contained herein. No personal deficiency judgment shall be sought or entered against Pacific as a result of any default under this Security Agreement.

6.        GOVERNING LAW/BINDING EFFECT

          This Agreement shall be construed according to the laws of the Commonwealth of Massachusetts and shall be binding upon the successors and assigns of the Debtor, and shall inure to the benefit of the successors and assigns of the Secured Party.

7.        WAIVERS

          The Secured Party shall have the right to enforce any remedies hereunder alternatively, successively or concurrently. A waiver of any default of the Debtor shall not be a waiver of any subsequent, similar or other default. No delay in the exercise of any of the Secured Party's rights or remedies hereunder shall constitute a waiver of such right or remedy.

8.        TERMINATION

          This Agreement shall terminate when all of the Obligations have been paid and the terms and covenants hereof have been performed in full. As soon as practical following such termination, the Secured Party shall make the appropriate governmental and regulatory filings (including a filing at the United States Patent and Trademark Office) to terminate the Secured Party's security interest in the Collateral.

          Notwithstanding anything to the contrary contained herein, this Agreement may be terminated by the Debtor with the prior consent of the Secured Party, which consent shall not be unreasonably withheld, provided, however, that the Debtor substitutes collateral security and/or guaranties for the Obligations of equal or greater value than the Collateral, and expenses paid in connection with such substitution (including reasonable legal or other necessary expenses) shall be paid by the Debtor.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.



WITNESS:                                     DEBTOR:
                                             SQL ACQUISITION LLC

/S/ BRIAN SALVAGNI                           By: /S/ E. JILL MOZER
----------------------------                     ----------------------
                                             Title: PRESIDENT
                                                    -------------------


WITNESS:                                     SECURED PARTY:
                                             ASA INTERNATIONAL LTD.

/S/ PAUL D. BROUDE                           By: /S/ ALFRED C. ANGELONE
----------------------------                     -----------------------
                                             Title: CHIEF EXECUTIVE OFFICER
                                                    ------------------------


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                                   SCHEDULE A


                               PLACES OF BUSINESS


1.       2390 East Camelback Road, Suite 210
         Phoenix, Arizona   85016